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                                                                     Exhibit 99



Contacts:

David K. Meehan                                        John D. Menditto
Chairman                                               Senior Account Executive
David M. Howard                                        Makovsky & Company
President and Chief Executive Officer                  (212) 508-9600
Insurance Management Solutions Group, Inc.
(877) 711-4674


                 INSURANCE MANAGEMENT SOLUTIONS GROUP ANNOUNCES
                  EXECUTIVE PROMOTIONS, E-SOLUTIONS INITIATIVE


         ST. PETERSBURG, Florida, February 1, 2000 - Insurance Management Solutions Group, Inc. (Nasdaq: INMG) announced today several executive management promotions, as well as the creation of an E-Solutions division.

         Effective January 18, 2000, David M. Howard, President of Insurance Management Solutions Group, Inc. (the "Company"), also assumed the role of Chief Executive Officer of the Company. David Meehan, who previously served as the Company's Chief Executive Officer, will remain as Chairman of the Board and will oversee the Company's marketing committee. Mr. Meehan will also continue to be involved with sales initiatives specifically related to the reinsurance community and trade associations. Mr. Meehan stated, "The transition to CEO by David Howard reflects our continued confidence in his ability to lead the company with a primary focus toward developing e-commerce solutions for the property and casualty ("P&C") insurance industry, as well as generating new sales opportunities."

         In addition, Robert G. Gantley, who previously served as Vice President of Claims for the Company's outsourcing operations, was appointed Chief Operating Officer of the Company. Mr. Gantley succeeds Jeff Bragg, who resigned as a director and Chief Operating Officer of the Company to pursue personal interests. Mr. Bragg will continue to assist the Company on a consulting basis through July of this year. Mr. Meehan commented, "Mr. Gantley brings strong organizational skills to our management team and will be responsible for the operational business units of the Company, which includes claims."

         Additionally, Christopher P. Breakiron, formerly the acting Chief Financial Officer, Treasurer and Secretary of the Company, assumed all three positions on a permanent basis. Mr. Meehan commented, "Our core management team, which has changed significantly since our initial public offering, has recently solidified. These changes are important to the direction the Company is currently pursuing."


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         Also announced is the creation of a new division, E-Solutions. The
E-Solutions division will concentrate on the development of Internet solutions primarily directed towards the P&C insurance industry. Mr. Howard commented, "Our E-Solutions group will develop an open architecture solution that will enable P&C insurers to process business over the Internet while maintaining their legacy systems. In addition, the Company's goal is to accept new business through a World Wide Web "front-end" being developed for each of the Company's business units (Flood, Personal Lines and Commercial Lines) by the E-Solutions division. These front-end solutions are expected to be implemented for each business unit over the next six months, as each one is completed. Although the cost benefits of the Company's e-business strategy are not fully determinable at this point, our goal is to positively impact our bottom line by gaining efficiencies through paperless insurance submission."

         Insurance Management Solutions Group, Inc., (www.outsourceimsg.com), including its subsidiaries, is a provider of business process outsourcing solutions serving insurance companies and financial institutions nationwide. The Company offers a complete menu of policy and claims administration services as well as financial and statistical reporting, flood hazard determinations, training, and marketing support.

Certain statements contained in this press release, including statements regarding the anticipated development and expansion of the Company's business, the intent, belief or current expectations of the Company, its directors or its officers, primarily with respect to the future operations and performance of the Company, and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, uncertainties regarding the Company's ability to develop e-commerce solutions on a timely and cost-effective basis, market acceptance of the Company's new services, changes in existing service agreements, difficulties in obtaining new customers and retaining existing customers, difficulties in achieving expected expense reductions as a result of management initiatives, difficulties in determining the potential success of new sales and marketing personnel, changes in the demand for the insurance products offered by the Company's affiliated clients, and those risks and uncertainties discussed in filings made by the Company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading "Risk Factors" in the Company's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission.